EXHIBIT 10.2
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of February 23, 2004 ("Effective Date") by and between DIRECTVIEW, INC., a Nevada corporation (the "Company") and MICHAEL PERRY, an individual resident in the State of New York (the "Employee").

                                    RECITALS:

         A. The Company is engaged in the sale and resale of video conferencing equipment and the provision of related consulting and other services (the "Business").

         B.       The Employee has experience and expertise in the Business.

         C. The Company desires to engage the Employee and the Employee desires to be engaged by the Company, all on the terms and conditions herein set forth.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. EMPLOYMENT. Subject to Section 3 below, the Company hereby employs Employee for a term of two years (the "Employment Term"), commencing on the Effective Date, automatically renewable for additional annual terms unless terminated by either party upon 60 days' written notice prior to the applicable annual anniversary date hereof. Employee will serve as the Chief Executive Officer of the Company, and will have the responsibility of supervising the day-to-day operations of the Company, subject to supervision by and the directions of the Board of Directors of the Company. The Employee may be requested to serve as a director of the Company and/or as an officer and/or director of the Company's subsidiaries and, if so requested, the Employee agrees to serve as such without additional compensation. Employee hereby accepts employment by the Company, upon the terms and conditions set forth herein. During the term of his employment hereunder, Employee shall devote his full time, attention, knowledge and skills faithfully, diligently and to the best of his ability to perform his duties hereunder, and Employee shall not engage in any venture or activity which materially interferes with Employee's performance of his duties hereunder; provided however, that nothing contained herein shall be construed to prevent the Employee from (a) investing in stock or other securities of any public or private enterprise provided that such investment does not require active participation by the Employee and such enterprise does not engage in any activity competitive with the business now or hereafter conducted by the Company, or (b) attending to such charitable and/or civic activities as are deemed appropriate by Employee provided that such activities shall not detract from Employee's duties and obligations under this Agreement.

         Employee shall be available to perform his services to the Company at its South Florida headquarters for up to 10 business days per calendar month during the Employment Term and, subject to such requirement, Employee shall otherwise be permitted to perform his services from such other locations as may be determined by the Employee. Except while performing services at the Company's headquarters, as aforesaid, the Company shall have no

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obligation to lease or otherwise provide office facilities for use by the
Employee in performing his services hereunder.

         2. COMPENSATION. During the Employment Term, the Company shall pay Employee the compensation and other amounts set forth below.

                  2.1. SALARY. The Company shall pay Employee an initial annual base salary ("Salary") at the rate of $63,000, payable in conformity with the Company's payroll policies in effect from time-to-time. The Employee's Salary may be increased in the discretion of the Board of Directors of the Company.

                  2.2. BONUS. The Employee may earn bonuses to the extent provided on Schedule A hereto.

                  2.3 COMMISSIONS. During the first year of the Employment Term, Employee shall also receive (a) a commission equal to 50% of the Company's "gross margins" on sales revenue sourced by Employee and (b) an override equal to 4% of such gross margins on the Company's revenues not included in the computation of commissions under subsection (a) of this Section 2.3. For purposes hereof, "gross margins" shall mean total revenue less any external cost of goods, labor, services or internal inventory. Commissions payable by the Company shall be computed by the Company's regularly engaged accountants, whose determination shall be binding on the parties. Commissions due hereunder shall become payable within 15 days following the Company's receipt of final payment from the applicable customer.

                  2.4 COMMON STOCK. In consideration for his services hereunder, Employee shall also be entitled to receive up to 3,000,000 shares of the Company's common stock, as follows:

         NUMBER OF SHARES                      DATE OF ISSUANCE
         ----------------                      ----------------

              500,000                   Upon execution of this Agreement
              500,000                   Six months from the date hereof
            1,000,000                   One year from the date hereof
              500,000                   18 months from the date hereof
              500,000                   Two years from the date hereof

Notwithstanding the foregoing, Employee must continue to be employed by the Company on the date of issuance set forth above in order to be entitled to receive the number of shares set forth. Employee acknowledges that the Shares have not and will not be registered under the Securities Act of 1933, as amended, and that the Shares may not be transferred, sold, pledged, assigned or otherwise disposed of absent registration under such Act or the availability of an applicable exemption therefrom.

                  2.5 BENEFITS. Employee shall be entitled to receive: (a) a health insurance allowance of $439.50 per month; (b) two weeks' paid vacation during each calendar year (which shall not accrue from year to year and shall be scheduled so as not to disrupt the Company's business operations); (c) a monthly expense allowance of $1,000 against expense receipts submitted by Employee; and
(d) reimbursement for such other reasonable and necessary out-of-

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pocket expenses incurred in the performance of his duties hereunder; provided such expenses are approved in advance by the Board of Directors.

         3. TERMINATION.

                  3.1. The Employee's employment and the Company's obligation to compensate Employee pursuant to this Agreement shall be terminated upon the first to occur of the following events:


                           (a) The death of Employee.

                           (b) The Complete Disability of Employee. "Complete
Disability" as used herein shall mean the inability of Employee, due to illness, accident, or any other physical or mental incapacity, to perform the services contemplated by this Agreement for 30 consecutive days or an aggregate of 45 days within any period of 12 consecutive months during the Employment Term.

                           (c) The discharge of Employee by the Company for
Cause. "Cause" as used herein shall mean:

                                    (i) Employee's illegal drug use or alcohol
abuse by Employee;

                                    (ii) improper or personal use of the
Company's property or assets;

                                    (iii) acts of fraud, dishonesty,
malfeasance, criminal activity, wrongful conduct, breach of fiduciary duty by Employee against the Company or its affiliates;

                                    (iv) Employee's willful failure or refusal
to comply with the provisions of this Agreement, or failure to perform Employee's duties and obligations under this Agreement in any material respect following written notice of such failure or refusal and Employee's failure to cure same within 10 days following Employee's receipt of such notice;

                                    (v) in the event that the Company fails to
generate total revenues of at least $1.2 million for the fiscal year ending December 31, 2004; and/or

                                    (vi) in the event that the Company fails to
generate total revenues of at least $1.7 million for the fiscal year ending December 31, 2005.

         4. RELATED PARTY TRANSACTIONS. So long as Employee is employed by the Company, he shall not, without the prior written consent of the Board of Directors, cause or permit the Company, or any subsidiary to enter into or effect any agreement or transaction, or provide or receive any service, between the Company or any subsidiary on the one hand, and Employee or a Related Party (defined below), on the other hand, except for the employment relationship contemplated hereby. In any event, any such agreements, transactions or services shall be at prices and terms which are equal to the prices and terms available for similar agreements, transactions or services with unrelated third parties. As used herein, "Related Party" means (a) any person related by blood, adoption, or marriage to Employee, (b) any director or officer of the

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Company or any of its subsidiaries, (c) any corporation or other entity in which
Employee has, directly or indirectly, at least 5% beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (d) any partnership in which Employee is a general partner or a limited partner having a 5% or more interest therein.

         5. TREATMENT AND OWNERSHIP OF CONFIDENTIAL INFORMATION.

                  5.1 CONFIDENTIALITY. The parties hereto acknowledge that Employee shall or may be provided access to, make use of, acquire and/or add to Confidential Information (as that term is defined in Section 5.2 below). Employee covenants and agrees that during the Employment Term and at all times thereafter he shall not, except with the prior written consent of the Company, or except if he is acting during the Employment Period solely for the benefit of the Company or any of the affiliates, at any time, directly or indirectly, disclose, divulge, report, transfer or use, for any purposes whatsoever, any such Confidential Information, including Confidential Information obtained, used, acquired or added by, or disclosed to, Employee prior to the date of this Agreement. Employee further acknowledges that the Confidential Information constitutes valuable, special and unique assets of the Company.

                  5.2 CONFIDENTIAL INFORMATION DEFINED. For purposes of this Agreement, the term "Confidential Information" shall mean all of the following materials and information which Employee receives, conceives or develops or has received, conceived or developed, in whole or in part, in connection with Employee's affiliation with the Company:

                           (a) The contents of any manuals or other written
materials of the Company or any of its affiliates;

                           (b) The names of actual or prospective clients,
customers, suppliers, or persons, firms, lenders, or persons, firms, corporations, or other entities with whom Employee may have or has had contact on behalf of the Company or any of its affiliates or to whom any other employee of the Company or any of its affiliates has provided goods or services at any time;

                           (c) The terms of agreements between the Company or
any of its affiliates, and any third parties;

                           (d) The contents of actual or prospective customer or
client records, which customer and client lists and records shall not only mean one or more of the names and addresses of the customers of the Company or any of its affiliates, but shall also encompass any and all information whatsoever regarding them;

                           (e) Any data or database, or other information
compiled by the Company or any of its affiliates, including, but without limitation, information concerning the Company or any of its affiliates, or any business in which the Company or any of its affiliates is engaged or contemplates becoming engaged, any company which the Company or any of its affiliates engages in business, any customer, prospective customer, or other person, firm or corporation to whom or which the Company or any of its affiliates has provided goods or services or to whom or which any employee of the Company or any of its affiliates has provided

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goods or services on behalf of the Company or any of its affiliates, or any compilation, analysis, evaluation or report concerning or deriving from any data or database, or any other information;

                           (f) All policies, procedures, strategies and
techniques regarding training, marketing and sales, either oral or written, and assorted lists containing information pertaining to lenders, customers and/or prospective customers; and

                           (g) Any other information, data, training methods,
formulae, technology, business methods, know-how, show-how, source code, subject code, copyright, trademarks, patents or knowledge of a confidential or proprietary nature observed, received, conceived or developed by Employee in connection with Employee's affiliation with the Company.

                  5.3 EXCLUSIONS. Excluded from the Confidential Information and therefore not subject to the provisions of this Agreement shall be any information which (a) is or becomes generally available to the public through no breach or fault of Employee; provided that this exception shall apply only from and after the date the information became generally available to the public, and
(b) Employee can establish by Employee's written records was in Employee's possession at the time of disclosure and was not previously acquired directly or indirectly from the Company, provided that this exception shall apply only from and after the date that the information is disclosed to Employee by a third party or was in Employee's possession. Specific Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced by, or contained or referenced in, more general information in the public domain. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain. If Employee intends to avail himself of any of the foregoing exceptions, Employee shall notify the Company in writing of his intention to do so and the basis for claiming the exception.

                  5.4 OWNERSHIP. Employee covenants and agrees that all right, title and interest in any Confidential Information shall be and shall remain the exclusive property of the Company and its affiliates, as the case may be. Employee agrees to promptly disclose to the Company all Confidential Information hereafter developed in whole or in part by Employee within the scope of this Agreement and to assign to the Company or any of the affiliates, as the Company determines in its sole discretion, any right, title or interest Employee may have in such Confidential Information.

         6. INVENTIONS.

                  6.1 Employee agrees to promptly inform and to disclose to the Company, in writing, all inventions, concepts, developments, procedures, ideas, innovations, systems, programs, techniques, processes, information, discoveries, improvements and modifications and related documentations, other works of authorship and the like (collectively the "Inventions"), which, during the course of Employee's employment with the Company, Employee has created, made, conceived, written either alone or with others, while in the Company's employ, or while performing services for the Company or its affiliates, whether or not during working hours, and at all times thereafter, whether or not such Inventions are patentable, subject to copyright protection or susceptible to any other form of protection which (a) related to the actual business

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or research of development of the Company or its affiliates; or (b) was suggested by or resulted from any task assigned or to be assigned to Employee or performed by Employee for or on behalf of the Company or any of its affiliates. In the case of any "other works of authorship", such assignment shall be limited to those works of authorship meeting both conditions (a) and (b) above. Employee further acknowledges and agrees that all copyright and any other intellectual property right in Inventions and related documentation, and other works of authorship, created within the scope of Employee's employment, are "works for hire" and are the property of the Company or its affiliates, as the case may be.

                  6.2 In connection with any of the Inventions assigned by
Section 6.1, Employee shall, on the Company's request, promptly execute a specific assignment of title to the Company or its designee, and do anything else reasonably necessary to enable the Company or such designee to secure a patent, copyright or other form of protection therefor in the United States and in other countries.

                  6.3 Employee further acknowledges and agrees that the Company and its affiliates, licensees, successors or assigns (direct or indirect) are not required to designate Employee as an author of any Invention which is subject to Section 6.1, when it is distributed, publicly or otherwise, or to secure my permission to change or otherwise alter its integrity. Employee hereby waives and releases, to the extent permitted by law, all rights in and to such designation and any rights that Employee may have concerning modifications of such Inventions.

                  6.4 Employee understands that any rights, waivers, releases and assignments herein granted and made by Employee are freely assignable by the Company and are for the benefit of the Company and its affiliates, licensees, successors and assigns.

                  6.5 Employee affirms that Employee has not disclosed and will not disclose to anyone outside of the Company and its affiliates, or has used, or will use, any Confidential Information or material received in confidence from third parties, such as customers, by the Company or any of its affiliates, other than as permitted by a written agreement between the Company and the third party.

                  6.6 Employee irrevocably appoints any Company-selected designee to act as his agent and attorney-in-fact to perform all acts necessary to obtain patents and/or copyrights as required by this Agreement if Employee
(a) refuses to perform those acts or (b) is unavailable, within the meaning of the United States Patent and Copyright Laws. It is expressly intended by Employee that the foregoing power of attorney is coupled with an interest.

                  6.7 Employee shall keep complete, accurate and authentic information and records on all Inventions in the manner and form reasonably requested by the Company. Such information and records, and all copies thereof, shall be the property of the Company as to any Inventions within the meaning of this Agreement. In addition, Employee agrees to promptly surrender all such original and copies of such information and records at the request of the Company.

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         7. RESTRICTIVE COVENANTS.

                  7.1 ACKNOWLEDGMENTS. Employee agrees and acknowledges that in order to protect the value of the Company and its business, it is necessary and appropriate that Employee undertake not to utilize the special knowledge about the business of the Company that Employee has acquired or may acquire and the relationships with the Company's customers, suppliers and employees to compete with the Company. Employee further acknowledges that:

                           (a) Employee is one of a limited number of persons
who will operate and develop the Business of the Company;

                           (b) Employee will occupy a position of trust and
confidence with the Company during the course of Employee's employment under this Agreement and Employee has and will continue to become familiar with the proprietary and Confidential Information of the Company and its affiliates;

                           (c) The Company offers its products and services
world-wide;

                           (d) The agreements and covenants contained in this
Section 7 are essential to protect the Company and the goodwill of its business and are an express condition precedent to the willingness of the Company to sign this Agreement;

                           (e) The Company would be irreparably damaged if
Employee were to provide services to any person or entity in violation of the provisions of this Agreement;

                           (f) The scope and duration of the provisions of this
Section 7, and the provisions of Sections 5 and 6, are reasonably designed to protect a valuable interest of the Company and are not excessive in light of the circumstances; and

                           (g) Employee has a means to support Employee and
Employee's dependents, if any, other than engaging in the activities prohibited by this Section 7.

                  7.2 NON-COMPETE. Employee hereby agrees that during the term of Employee's employment by the Company and for a period of 18 months following termination of this Agreement (the "Non-Compete Period"), except on behalf of the Company in accordance with this Agreement, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the business now or hereafter conducted by the Company anywhere within the United States (the "Territory").

                  7.3 NON-SOLICITATION. Without limiting the generality of the provisions of Section 7.2 above, Employee hereby agrees that for a period commencing on the date of this Agreement and ending upon expiration of the

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Non-Compete Period, except on behalf of the Company in accordance with this
Agreement, Employee will not, directly or indirectly, as employee, agent, consultant, principal or otherwise, (a) solicit any business from or in any way transact or seek to transact any business with or otherwise seek to influence or alter the relationship between the Company or any of its affiliates with any person or entity to whom the Company or any of its affiliates provided business-related services (i) at any time during the one year period preceding the Termination Date or (ii) if there has been no Termination Date, at any time during the Employment Period or (b) solicit for employment or other services or otherwise seek to influence or alter the relationship between the Company or any of its affiliates, of any person who is or was an employee of the Company or any of its affiliates (y) at any time during the one (1) year period preceding the Termination Date or (z) if there has been no Termination Date, at any time during the Employment Period.

                  7.4 BLUE-PENCIL. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Non-Compete Period too lengthy or the Territory too extensive, the other provisions of this Section 7 shall nevertheless stand, the Non-Compete Period shall be reduced to be the longest period permissible by law under the circumstances and the Territory shall be comprised of the largest territory permissible by law under the circumstances. The court in each case shall reduce the Non-Compete Period and/or Territory to one of permissible duration or size.

         8. REMEDIES. Employee acknowledges and agrees that the covenants set forth in Section 5, 6 and 7 of this Agreement are reasonable and necessary for the protection of the business interests of the Company and its affiliates, that irreparable injury will result to the Company if Employee breaches any of the terms of Sections 5, 6 or 7, and that in the event of Employee's actual or threatened breach of any provisions of Section 5, 6 or 7, the Company and its affiliates will have no adequate remedy at law. Employee accordingly agrees that in the event of any actual or threatened breach by Employee of any of the provisions of Section 5, 6 or 7, the Company and its affiliates shall be entitled to seek injunctive relief, specific performance and other equitable relief from any court of competent jurisdiction, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company and its affiliates from pursuing any other remedies available to them for such breach or threatened breach, including but not limited to the recovery of damages.

         9. REPRESENTATIONS AND WARRANTIES OF EMPLOYEE.

                  9.1 Employee represents and warrants to the Company that:

                           (a) He is not and has not been subject to any
litigation or any regulatory or administrative proceeding that could reasonably have an adverse impact on the ability of Employee to render services under this Agreement;

                           (b) He is free of known physical and mental
disabilities that would, with or without reasonable accommodations create an undue hardship for the Company or any of its affiliates, impair his performance hereunder and he is fully empowered to enter and perform his obligations under this Agreement;

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                           (c) He is under no restrictive covenants to any
person or entity that will be violated by his entering into and performing this Agreement; and

                           (d) He is not the subject of any event described in
Item 401(d)(1) through (4) of Regulation S-B [or Item 401(f) of Regulation S-K, if then applicable to the Company], promulgated by the United States Securities and Exchange Commission.

                  9.2 Employee shall indemnify the Company on demand for and against any and all judgments, losses, claims, damages, expenses and costs (including without limitation all legal fees and costs, even if incident to appeals) incurred or suffered by the Company as a result of any breach by Employee of any of these representations and warranties.

         10. SUCCESSORS. This Agreement is personal to Employee and may not be assigned by Employee. This Agreement is not assignable by the Company except in connection with the sale of all or substantially all of the Company's assets or stock or upon a merger or any similar transaction. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         11. MISCELLANEOUS.

                  11.1 MODIFICATION AND WAIVER. Any term or condition of this Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof; provided, however, that any such waiver shall be in writing and signed by the waiving party, and no such waiver of any breach or default hereunder is to be implied from the omission of the other party to take any action on account thereof. A waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on a future occasion. This Agreement may be modified or amended only by a writing signed by both parties hereto.

                  11.2 GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with, and all actions arising under or in connection therewith shall be governed by, the internal laws of the State of Florida without regard to the conflicts of laws provisions thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Broward or Palm Beach, State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it, and in the manner provided, under Section 11.8 of this agreement, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction.

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                  11.3 TAX WITHHOLDING. The Company may withhold from any
amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  11.4 SECTION CAPTIONS. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                  11.5 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

                  11.6 INTEGRATED AGREEMENT. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes any other employment agreements executed before the date hereof. There are no agreements, understandings, restrictions, representations, or warranties among the parties other than those set forth herein or herein provided for.

                  11.7 INTERPRETATION. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision. For purposes of this Agreement, "herein," "hereby," "hereunder," "herewith," "hereafter," and "hereinafter" refer to this Agreement in its entirety, and not to any particular section or subsection. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                  11.8 NOTICES. All notices, requests, demands, or other communications required or permitted hereunder delivered by (a) depositing the notice in the mail, using registered mail, return receipt requested, addressed to the address set forth below or to any other address as the party may designate by providing notice, (b) facsimile transmission by using the facsimile number set forth below or any other facsimile number as the party may designate by providing notice, (c) overnight delivery service addressed to the address set forth below or to any other address as the party may designate by providing notice, or (d) hand delivery to the individual designated below or to any other individual as the party may designate by providing notice. The notice will be deemed delivered (i) if by registered mail, four (4) days after the notice's deposit in the mail, (ii) if by telecopy, on the date the notice is transmitted, provided that electronic confirmation of transmission is retained by the transmitting party, (iii) if by overnight delivery service, on the day of delivery, and (iv) if by hand delivery, on the date of hand delivery. The addresses for such communications shall be as follows:

                  If to Employee:       Michael Perry
                                        P. O. Box 931
                                        Harriman, NY 10926
                                        Fax No.: ___________

                  If to the Company:    7700 West Camino Real, Suite 200
                                        Boca Raton, FL 33433
                                        Attn: Michele Ralston, Chariman/Director
                                        Fax No.: 561-988-5552

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Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein. Any notice may be given on behalf of a party by its counsel.

                  11.9 COUNSEL. EMPLOYEE HAS BEEN ADVISED TO SEEK THE REPRESENTATION OF COUNSEL OF HIS OWN CHOOSING IN CONNECTION WITH THIS AGREEMENT. EMPLOYEE HAS HAD SUFFICIENT OPPORTUNITY TO REVIEW THIS AGREEMENT WITH SUCH COUNSEL AND/OR TO HAVE THIS AGREEMENT REVIEWED BY SUCH COUNSEL, AND HAS AVAILED HIMSELF OF THAT OPPORTUNITY TO THE EXTENT HE DEEMED APPROPRIATE.

                  11.10 NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                        COMPANY:

                                        DIRECTVIEW, INC.

                                        By: /s/ Michele Ralston
                                            -------------------
                                            Michele Ralston
                                            Chairman/Director


                                        EMPLOYEE:

                                        /s/ Michael Perry
                                        -----------------
                                        Michael Perry



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